UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer
of Listing.

            (a)    On December 8, 2005, Cowlitz Bancorporation received notice from the NASDAQ Listing Qualifications Department that Cowlitz had failed to comply with Marketplace Rule 4350(i)(1)(A)(iv) and Rule 4310(c)(17)(A) relating to the issuance of certain stock options granted as inducements to employment to three employees during 2004 and 2005. As awarded, the rules require disclosing the terms of the stock option grants in a press release and filing with NASDAQ a Notification of Listing of Additional Shares at least 15 days prior to the issuance of such awards. Although the subject grants had been appropriately approved and reported in accordance with the regulations of the Securities and Exchange Commission, Cowlitz inadvertently failed to disclose the stock option grants in a press release. At the direction of NASDAQ, we recently disclosed these prior grants in a press release issued December 1, 2005 in compliance with the rules and filed the required Notification of Listing of Additional Shares with NASDAQ. With the filing of this Form 8-K, Cowlitz has corrected these deficiencies and are now in full compliance with the NASDAQ Listing Qualifications and management has implemented new procedures to correct these oversights and help ensure continued compliance in the future.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION (Registrant)

Date: December 9, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer